Page 19
                SPECTRUM ASSET MANAGEMENT, INC. - CODE OF ETHICS



                                  Version 1.01
                                 October 8, 2005

                                Table of Contents




I.       Statement of Purpose and General Principles.................1
II.      Definitions.................................................1
III.     Rules for Personal Transactions.............................3
IV.      Personal Securities Transaction Reporting...................5
V.       Sanctions for Violation of the Code of Ethics...............7
VI.      Monitoring of Personal Securities Transactions..............7
VII.     Certification of Compliance with the Code...................9
VIII.    Books and Records to be Maintained..........................9
IX.      Who Do I Contact?...........................................10

          Exhibits...................................................11




I.       Statement of Purpose and General Principles

This Code of Ethics ("Code") is being adopted in compliance with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 of the Investment Company Act of 1940 (the "40 Act" ), to effectuate the purposes and objectives of those rules.

The purpose of the Code is to prevent conflicts of interest which may exist, or appear to exist, when persons associated with Spectrum Asset Management, Inc.
(SAMI):

- own or engage in transactions involving Securities (as defined below) that are owned or are being purchased or sold or are being considered for purchase or sale for the accounts of clients of SAMI;
- undertake in other business activities outside of SAMI which may cause, or appear to cause, conflicts of interest.

Central to this Code is the principle that employees of SAMI will adhere to the highest ethical standards and will act in accordance with the following fiduciary principles:

-        The duty at all times to place the interests of clients first;
- The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the code of ethics and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;
- The principle that investment adviser personnel should not take inappropriate advantage of their positions; - The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential; and
- The principle that independence in the investment decision-making process is paramount.

As part of this requirement for high ethical standards, employees are expected to conduct themselves in a manner, which does not:

-    defraud client's in any way;
-    mislead client's, including making a statement that omits material facts;
- engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
-    engage in any manipulative practice with respect to a client; or
- engage in any manipulative practice with respect to securities, including price manipulation.


II.      Definitions

Security: Shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act, and shall include all fixed income securities, equity securities, securities based on indices, shares, futures, options and limited or private placement securities. (See "Reportable Security")

Access Person: Means any director, officer, or Advisory Person of SAMI. For purposes of the Code, all employees of SAMI are deemed Access Persons.

Advisory Person: means (i) any employee of SAMI (or of any company in a control relationship to SAMI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities (other than Exempt Securities) for an advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of Securities for an advisory client; and (ii) any natural person in a control relationship to SAMI who obtains information concerning recommendations made to an advisory client with regard to the purchase or sale of Securities (other than Exempt Securities) for an advisory client

Being Considered for Purchase or Sale: A Security is being considered for purchase or sale when a Portfolio Manager views the purchase or sale of a Security for a client account as probable. The phrase "purchase or sale of a Security" includes the writing of an option to purchase or sell a Security or the purchase of an option to purchase or sell a Security.

Beneficial Ownership: "Beneficial Ownership" shall be interpreted in the same manner as in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. For example, the term "Beneficial Ownership" encompasses:

- in addition to Securities in a person's own account(s), Securities owned by members of the person's immediate family (including any relative by blood or marriage living in the employee's household) sharing the same household;
-    a domestic partner;
- any account in which he or she has a direct or indirect beneficial interest (such as a trust);
- a partner's proportionate interest in the portfolio of Securities held by a partnership (e.g. an investment club); and
- Securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not).

Reportable Fund: Any fund for which SAMI serves as an investment adviser or sub-adviser or any fund whose investment adviser or principal underwriter controls SAMI, is controlled by SAMI, or is under common control with SAMI.

Reportable Security: means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Advisers Act. The term "reportable security" is very broad and includes items you might not ordinarily think of as "securities," such as:
o Options on securities, on indexes, and on currencies; o All types of limited partnerships; o Foreign unit trusts and foreign mutual funds; and o Private investment funds, hedge funds, and investment clubs.


Exempt Securities: The following securities are not included in the definition of reportable security:

-    Holdings in direct obligations of the Government of the United States;
- Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
-    Shares of money market funds;
-    Shares issued by open-end funds other than reportable funds; and
- Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.


    Exempt Transactions:

-    Open-end   investment  company  shares  other  than  shares  of  investment companies advised by the firm or its affiliates or sub-advised by the firm;

- Purchases or sales of direct obligations of the U.S. Government or Government agencies; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

- Purchases or sales affected in any account over which the party has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). Employees will be assumed to have influence or control over transactions in managed accounts they Beneficially Own unless they have certified otherwise in their Initial Holdings Report, Quarterly Transaction and Annual Holdings Reports:

- Purchases or sales that are non-volitional on the part of either the individual involved or a managed fund or managed account client, for example, securities obtained through inheritance or gift, assignment of options or exercise of an option at expiration;


- Purchases which are part of an automatic dividend reinvestment plan or similar automatic periodic investment process or when issued pro rata to all holders of a class of securities, such as stock splits, stock dividends or the exercise of rights, warrants or tender offers. However, these transactions should be reported by Access Persons in their Quarterly Transaction and Annual Holdings Reports once acknowledgement of the transaction is received.



III.     Rules for Personal Transactions


Transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k - Must hold for 30 Days

The following rule applies to transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k.

The rule is that all purchases in Principal mutual funds, and investments in the Principal 401k must be held for 30 calendar days before being sold. This rule applies no matter if the transaction would result in a profit or a loss. The rule will be applied on a last in first out basis for transactions.

Access Persons are free to undertake transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k without receiving pre-clearance to do so.

Exception: Shares of Principal Financial Group stock (PFG) received as part of Principal's restricted stock unit plan may be sold upon vesting as they are considered a part of Spectrum employee's compensation plan.

Prohibition On speculative Transactions in Company Securities: Because of the unique potential for abuse of material nonpublic information, it is also Spectrum's policy tat the person subject to this policy many not engage in short-term speculative transactions involving trading in Company securities ( Principal mutual funds and Principal stock). Therefore, the following activities with respect to company securities are prohibited:

1. Purchasing Company securities "on margin" (i.e. with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.

2. Short sales (selling stock that is borrowed in anticipation of a drop in price).

3. Trading in put or call options.


Exemption from the 30-day holding period.


Exemption for the sale of Principal Fund shares, stock or investments in the Principal 401k plan, may be made under special circumstances as determined by the Director of Compliance and approved in advance in writing.


Transactions in all Other Securities


Pre-Clearance -

Section 16 Persons of SAMI Exchange-Traded Funds

Those persons who, by reason of their position with respect to a closed-end exchange-traded fund are designated by the Fund as being subject to the provisions of Section 16 of the Securities Exchange Act of 1934 with respect to that Fund, must pre-clear all common share trades in any closed-end exchange-traded fund for which they serve as a Section 16 officer or director.

Section 16 officers of a closed-end exchange-traded fund may not profit as a result of a purchase and sale, or sale and purchase, of common shares the fund within a period of 6 months, of the same (or equivalent) security.


Restricted and Prohibited Transactions -

The following prohibitions apply to all access persons:

1. Preferred Stock and Common Stock Issued by SAMI clients - Access persons are prohibited from purchasing all preferred securities (whether held by a SAMI client or not) and common stock issued by SAMI clients. In the event that an access person holds preferred securities, common stock that is issued by a SAMI client or common stock of an issuer that is to become a SAMI client, upon coming an access person, the sale of such securities must be pre-approved by the Director of Compliance and one of SAMI's Executive Directors.

2. Initial Public Offerings - Access Persons are prohibited from acquiring any securities in an initial public offering.

3. Private Placements - No Access Person may acquire, directly or indirectly, beneficial ownership in any Security in a private placement transaction without prior approval of the SAMI Director of Compliance. Access persons who have acquired Securities in a private placement transaction must disclose that investment when they play a part in any consideration of an investment in the issuer of the privately placed Security for a client account. In such circumstances, a decision to purchase such Securities for a client account must be subject to an independent review by Investment Personnel or a Portfolio Manager with no personal interest in the issuer.

4. Short-Term Trading - Access Persons who purchase mutual fund shares advised or sub-advised by SAMI are reminded to not engage in short-term trading. Access Persons should retain such Funds for a period of at least 30 days. Redemptions or exchanges of such funds within 30 days of purchase require pre-clearance from SAMI's Director of Compliance and will only be made under special circumstances.

5. Frequent Trading - Access Persons have a fiduciary duty to SAMI clients. The interests of SAMI clients must come before those of any access person. Access Persons are discouraged from frequent personal trading as it may potentially distract from servicing SAMI clients.

6. Acceptance of Gifts - SAMI employees should not accept any gift from any person or entity that does business with or on behalf of a SAMI managed Fund or account. For purposes of this prohibition, "gift" has the same meaning as that express in Rule 2830 of the National Association of Securities Dealers Conduct Rules. Therefore, a gift may not have a market value of more than $100. Employees are not prohibited from accepting non-cash compensation in the way of entertainment, including meals and tickets to cultural and sporting events within certain limits as described in SAMI's Cash and Non-Cash Compensation Policy.

7. Service as a Director - Access Persons are prohibited from serving on the board of directors of a publicly traded company. Exception will be made only when in the best interest of the firm and its clients. Request for such exception should be made to SAMI's Executive Directors and Director of Compliance. Access Persons servicing as a director of a private company that goes public may be required to resign, either immediately or at the end of the current term.

8. Outside Business Activities - It is important that Access Persons do not undertake other business activities outside of Spectrum Asset Management, Inc. which may cause, or appear to cause, conflicts of interest. All Access Persons must report to the Director of Compliance, all directorships in businesses and other interests in businesses where they either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. The Director of Compliance may deem that the involvement in this additional business is an actual or perceived conflict of interest with the Access Persons current position. In this situation, actions will need to be taken to rectify the conflict. In addition to the annual reporting requirement, an Access Person must also report any change in or additional business interest that may occur during the year.


IV. Personal Securities Transaction Reporting

Duplicate Confirmations -

All access persons must instruct their broker-dealer to send duplicate confirmations and copies of periodic statements (quarterly reports) of all securities transactions in their accounts, with the exception of those transactions exempt under Section II.

Confirms and periodic statements for accounts holding shares of Principal open-end funds are to be provided to the Director of Compliance with the exception of fund shares purchased directly with Principal, shares purchased via payroll deduction, shares purchased by a systematic purchase plan in Principal Financial Group's Employees' 401(k)/Profit Sharing Plan or shares purchased pursuant to an automatic dividend reinvestment plan.

A form of letter of instruction for broker-dealers to direct the duplicate confirmation is attached as Exhibit A.

  Please note that a "broker-dealer" includes both of the following:

  A broker or dealer with whom a securities brokerage account is maintained in the employee's name; AND

A broker or dealer who maintains an account for a person whose trades an employee must report as a Beneficial Owner of the securities.

Initial Holdings Report -


Each Access Person must provide an Initial Holdings Report to the Compliance Department listing all securities Beneficially Owned by the Access Person no later than 10 days after he or she becomes an Access Person. The holdings report must be current as of a date not more than 45 days prior to the employee becoming an access person.

The Initial Holdings Report must include the following information:

o list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;
o a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;
o    Include title and exchange ticker symbol or CUSIP number;
o    type of security;
o    the number of shares held in each security; and
o the principal amount (dollar value of initial investment) of each security Beneficially Owned;
o    The date the report is submitted.

A sample copy is attached as Exhibit B.

Quarterly Securities Transaction Reports -

Each Access Person is responsible for reporting to the Director of Compliance transaction reports no later than 30 days after the end of each calendar quarter covering all transactions in covered/reportable securities during the quarter. This quarterly reporting can be either in the form of broker-dealer or bank statements, or in the form of a Quarterly Securities Transaction Report. The Quarterly Transaction Report must contain the following information:

o the date of each transaction, the title and exchange ticker symbol or CUSIP number and number of shares, and the principal amount of each security involved;
o the nature of each transaction, that is, purchase, sale or any other type of acquisition or disposition;
o    the transaction price for each transaction; AND
o the name of the broker, dealer or bank through whom each transaction was effected;
o    the date the report was submitted.

If an access person opens a brokerage account during the calendar quarter containing securities held for the direct or indirect benefit of the access person the access person should note the following information in their quarterly securities transaction reports:


o the name of the broker, dealer or bank with whom the access person established the account;
o    the date the account was established and
o    the date the report is submitted.


      A sample copy is attached as Exhibit C.

Annual Holdings Reports -

In addition to the Initial Holdings Report and Quarterly Securities Transaction Reports, each Access Person is required to file an Annual Holdings Report with the Director of Compliance. The personal transaction information submitted should be current as of a date no more than 45 days before the annual report is submitted. Such reports must be filed within 30 days after December 31st.

The Annual Holdings Report must contain the following information:

o list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;
o a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;
o    Include title and exchange ticker symbol or CUSIP number;
o    type of security;
o    the number of shares held in each security; and
o the principal amount (dollar value of initial investment) of each security Beneficially Owned;
o    The date the report is submitted.

A sample copy is attached as Exhibit D.



V.        Sanctions for Violation of the Code of Ethics


SAMI employees may be subject to sanctions for violations of the specific provisions or the general principles provided by the Code. Violations will be reviewed and sanctions determined by the Executive Directors and Director of Compliance.

Sanctions which may be imposed include -
--------------------------------------

o        formal warning;
o        restriction of trading privileges;
o        disgorgement of trading profits;
o        fines; AND/OR
o        suspension or termination of employment.


Sanction Factors -

The factor that may be considered when determining the appropriate sanctions include, but are not limited to:

o    the harm to a client's or Fund's interest;
o    the extent of unjust enrichment;
o    the frequency of occurrence;
o the degree to which there is personal benefit from unique knowledge obtained through employment with a Fund, investment adviser or underwriter;
o    the degree of perception of a conflict of interest;
o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
o the level of accurate, honest and timely cooperation from the person subject to the Code.


VI.      Monitoring of Personal Securities Transactions

         The Director of Compliance is responsible for reviewing and monitoring SAMI employee's personal securities transactions and trading patterns to insure compliance with the Code. The Director of Compliance will memorialize such review in writing and report any violations of the Code to the Executive Directors.

         One of SAMI's Executive Directors will review and monitor the personal securities transactions of the Director of Compliance to insure compliance with the Code. Violations of the Code by the Director of Compliance of SAMI will be reported to the Director of Compliance of Principal Global Investors.



         On an annual basis, the Director of Compliance shall prepare a written report to the Executive Directors of Spectrum Asset Management, Inc. that, at a minimum, will include:

     -    A  certification  that  Spectrum  Asset  Management,  Inc. has adopted
          procedures   reasonably  necessary  to  prevent  Access  Persons  from
          violating the Code;

     -    identification  of  material   violations  and  sanctions  imposed  in
          response to those violations during the past year;

     - a description of issues that arose during the previous year under the Code; and

     - recommendations, if any, as to changes in existing restrictions or procedures based on experience with this Code, evolving industry practices or developments in applicable laws or regulations.


VII.      Certification of Compliance with the Code

         Initial - Upon becoming an access person of SAMI, the Director of Compliance will provide the employee with a copy of the Code. The access person will certify in writing that they have (a) received a copy of the code; (b) read and understand all provisions of the code; and (c) agree to comply with the terms of the code.

         Amendments - Amendments to the Code will be reviewed by the Director of Compliance with all access persons. Access persons will certify that they have
(a) received a copy of the amended code; (b) read and understand all provisions of the amended code; and (c) agree to comply with the terms of the code.

         Annual - On an annual basis all access persons must certify that they have read, understood and complied with the code during the prior year.

         A sample copy of the certifications are attached as Exhibit E and F.




VIII. Books and records to be maintained

- A copy of the SAMI's code of ethics adopted and implemented that is in effect, or at any time within the past five years was in effect;
- A record of any violation of the code of ethics, and of any action taken as a result of the violation;
- A record of all written acknowledgements as required by the code of ethics for each person who is currently, or within the past five years was, a supervise person of SAMI;
- A record of each report made by an access person as required by the code of ethics, including any information provided in lieu of such reports;
- A record of names of person who are currently, or within the past five years were, access persons of SAMI; and
- A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access person if required, for at least five years after the end of the fiscal year in which the approval is granted.

         All record shall be maintained and preserved in an easily accessible place for a period of not less than five years form the end of the fiscal year during which the last entry was made on such record, the first two in an appropriate office of the investment adviser.



IX.      Who Do I Contact ?


         Responsibility for this Code is vested in the Director of Compliance of Spectrum Asset Management, Inc. However, the responsibility for implementing this code on a day to day basis falls on all SAMI employees and especially staff that are in supervisory and management roles.

         If employees have any queries in relation to how to interpret this Code, or have identified any potential issues or breaches of the Code they should contact one of the compliance personnel listed below.

         The contact list in order of escalation is:

         SAMI Director of Compliance
         Lisa Crossley
         (203) 322-0189
         lcrossley@samipfd.com

         PGI Chief Compliance Officer
         Michael Migro
         212-603-3607
         Migro.Michael@principal.com

         PFG Chief Compliance Officer
         Martha Shepard
         515-235-5812
         Shepard.Martha@principal.com


In addition to the above contact staff should remember that they can also utilize the "Whistle Blower" process implemented across the broader Principal Financial Group organization. Staff can find information on this at:

http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm

In addition the Ethics Hotline can be used at 1-866-858-4433 which is staffed 24/7.

Any information passed through the Whistleblower process will remain confidential.

                                    EXHIBIT A


                 FORM OF LETTER OF INSTRUCTION TO BROKER-DEALERS



Date ___________________:




(Broker Name and Address)



Subject:          Account # ______________________




Spectrum Asset Management, Inc., my employer, is a registered investment adviser. You are therefore requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account(s) to:

                  Spectrum Asset Management, Inc.
                  2 High Ridge Park
                  Stamford, CT  06905
                  Attention: Compliance Department

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Lisa Crossley at (203) 322-0189.

Sincerely,




Lisa D. Crossley
 Chief Compliance Officer


cc:           Lisa Crossley, Compliance Department



                                    EXHIBIT B


                             INITIAL HOLDINGS REPORT



Pursuant to the SAMI Code of Ethics and Reporting Requirements (the "Code"), each Access Person is required to disclose all personal securities holdings for which he/she has direct or indirect Beneficial Ownership (as defined in the Code), no later than 10 days after becoming a SAMI employee. Transaction and holdings information provided in this report should be dated no more than 45 days prior to the employees hire date.

For purposes of this report, an access person may provide account statements and confirmations if they can insure that they provide complete and accurate data of their holdings information.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.


                                       Number of                                                       Nature of
                                       Shares or        Dollar Amount         Broker/Dealer/          Transaction
                     Date of           Principal              of               Bank through            (Purchase
   Security        Transaction          Amount           Transaction           Whom Effected         Sale, Other)      Price
   --------        -----------          ------           -----------           -------------         ------------      -----














              Print Name: ________________________________________

                  Signature:        ________________________________________

                  Date:             ________________________________________

                                    EXHIBIT C
                                  (Page 1 of 2)

                     Personal Securities Transaction Report

                  For the Calendar Quarter Ended June 30, 2005

To:           Access Persons

From:         Lisa Crossley, Director of Compliance

SAMI's Code of Ethics and Reporting Requirements (the "Code") requires you, as an Access Person, to report on a quarterly basis your reportable personal securities transactions, other than transactions in exempt securities, during the calendar quarter, including transactions in securities you Beneficially Own (as defined in the Code).

Please note that transactions on your brokerage statements provided to the SAMI Compliance Department do not need to be separately reported by you each quarter. As long as the Compliance Department is receiving copies of all of your brokerage statements and you had no transactions not reported on such brokerage statements, you have nothing to report on this form.
         Please complete the form and return it to the Compliance Department no later than 30 days after the quarter end.

  I hereby represent that all my reportable personal securities transactions executed during the prior calendar quarter are listed in the monthly statements of the brokerage accounts being furnished to SAMI's Compliance Department and that I have had no other reportable transactions. To the extent I have advised that any of my accounts are managed by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the "Code") have or will exercise any investment discretion over the account.


Signature_________________________________Date_________________________

Print Name_______________________________


   I hereby represent that certain personal securities transactions that took place during the prior calendar quarter are not reflected in the monthly statements of the brokerage accounts and that I have listed such transactions on the attached Personal Securities Transaction Report. To the extent I have advised that any of my accounts are managed by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the "Code") have or will exercise any investment discretion over the account.

Signature___________________________________Date________________________

Print Name_________________________________

                                    EXHIBIT C
                                  (Page 2 of 2)


                     Personal Securities Transaction Report

                  For the Calendar Quarter Ended June 30, 2005


Transactions Not Reported on Brokerage Statements/Confirms Provided to SAMI.

                  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the "Code" ), and which are required to be reported pursuant to the Code.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

                                          Number of                                                    Nature of
                                          Shares or        Dollar Amount       Broker/Dealer/         Transaction
                       Date of            Principal              of             Bank through           (Purchase
    Security         Transaction           Amount           Transaction         Whom Effected        Sale, Other)      Price
    --------         -----------           ------           -----------         -------------        ------------      -----
















                  Print Name: ________________________________________

                  Signature:        ________________________________________

                  Date:             ________________________________________




                                    EXHIBIT D

                             ANNUAL HOLDINGS REPORT



Attached to this Report are brokerage statements describing all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the "Code")) as of December 31, ________.

In addition, during the year ended December 31, _______, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the Code), and which are required to be reported pursuant to the Code and do not appear on the attached statements.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.


                                          Number of                                                     Nature of
                                          Shares or        Dollar Amount        Broker/Dealer/         Transaction
                       Date of            Principal              of              Bank through           (Purchase
    Security         Transaction           Amount           Transaction          Whom Effected        Sale, Other)     Price
    --------         -----------           ------           -----------          -------------        ------------     -----















                       Print Name: ________________________________________

                       Signature:       ________________________________________

                       Date:        ________________________________________




                                    EXHIBIT E

                  INITIAL / AMENDED CERTIFICATION OF COMPLIANCE
                 WITH CODE OF ETHICS AND REPORTING REQUIREMENTS




         I certify that I have read and understood SAMI's Code of Ethics and Reporting Requirements (the "Code"), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

         I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

         I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so on an annual basis as long as I am employed with SAMI.















                   Print Name: ________________________________________

                   Signature:       ________________________________________

                   Date:            ________________________________________




                                    EXHIBIT F

                       ANNUAL CERTIFICATION OF COMPLIANCE
                 WITH CODE OF ETHICS AND REPORTING REQUIREMENTS




         I certify that I have read and understood SAMI's Code of Ethics and Reporting Requirements (the "Code"), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

          I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

         Since the date of my last Annual Certification (if any) given pursuant to the Code, I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so on an annual basis as long as I am employed with SAMI.








                   Print Name: ________________________________________

                   Signature:       ________________________________________

                   Date:            ________________________________________